AMENDMENT TO THE AMENDED AND RESTATED AIR SERVICES AGREEMENT

This Amendment to the Amended and Restated Air Services Agreement ("Amendment") is entered into effective as of March 1, 2014 between American Airlines Group, Inc., a Delaware corporation ("AMR") (formerly known as AMR Corporation), and Chautauqua Airlines, Inc., an Indiana corporation (the "Contractor").

Recitals

AMR and Contractor entered into an Air Services Agreement dated June 11, 2001 (the "Original Agreement") for Contractor to operate Feeder Air Services utilizing regional jets. The Original Agreement was superseded by the Amended and Restated Air Services Agreement dated as of June 12, 2002 (as amended, supplemented and modified from time to time, "Agreement").

The Agreement provides, among other things, that Contractor operates Feeder Air Service utilizing 15 Embraer ERJ 140 aircraft (collectively, the “ERJ 140 Aircraft”), and the parties wish to amend the Agreement to extend the term of the Agreement with respect to Contractor’s operation of such ERJ 140 Aircraft on the terms and conditions contained herein.

The parties hereby amend the Agreement as described below:

1.	Amendment to Agreement

A.	Section 7.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement became effective as of the SABRE Cutover Date and will continue in effect so long as any Covered Aircraft remain in service pursuant to this Agreement, unless terminated or canceled at an earlier date pursuant to one or more of the provisions of this Article 7 or Exhibit J(2)(D) (the "Term").”

2.	Amendment to Schedules

A.	Schedule C-1 (Fleet Plan) to the Agreement is hereby deleted in its entirety and replaced with Schedule C-1 attached as Annex A to this Amendment.

3.     Miscellaneous.

All capitalized terms not defined in this Amendment have the meanings ascribed to them in the Agreement.

The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to its subject matter and supersedes any other prior or contemporaneous agreements, whether written or oral, with respect to its subject matter.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

All terms of the Agreement remain in full force and effect except as amended by this
Amendment.

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The parties signed this Amendment to the Amended and Restated Air Services Agreement as of the date first written above.

Chautauqua Airlines, Inc.	American Airlines Group, Inc.

BY:	By:
Name: /s/ Timothy P. Dooley	Name: /s/ Kenji Hashimoto
Title: Executive Vice President, Chief Financial Officer	Title: SVP Regional Carriers

By:
Name: /s/ Sam Mendenhall
Title: MD & Controller Regional Carriers

ANNEX A

Schedule C-1 (Fleet Plan)

Approved Aircraft No.	Prior ERJ-140 Phase Out Date	Amended ERJ-140 Phase Out Date
1	1/15/2014	3/1/2014
2	1/15/2014	3/1/2014
3	1/15/2014	3/1/2014
4	4/1/2014	4/1/2014
5	4/1/2014	4/1/2014
6	4/1/2014	4/1/2014
7	4/1/2014	4/1/2014
8	6/12/2014	5/8/2014
9	6/12/2014	5/8/2014
10	6/12/2014	5/8/2014
11	6/12/2014	5/8/2014
12	8/19/2014	8/19/2014
13	8/19/2014	8/19/2014
14	8/19/2014	8/19/2014
15	8/19/2014	8/19/2014

Contractor may from time to time substitute one of Contractor’s ERJ-145 aircraft in neutral livery for (x) an Approved Aircraft undergoing heavy maintenance or (y) “one off” operational irregularities. During any period of any such substitution, with respect to such substitute aircraft, Contractor shall receive all amounts payable hereunder as if such substitute aircraft were an Approved Aircraft; provided, that in the case of a substitution pursuant to clause (x) of the previous sentence, AMR shall pay Contractor aircraft rent for such substitute aircraft at the ERJ-145 rate set forth in Schedule E-1 to this Agreement, and in the case of a substitution under clause (y) of the previous sentence AMR shall pay Contractor aircraft rent for such substitute aircraft at the ERJ-140 aircraft rate.
Additional Approved Aircraft may be added to the Fleet Plan by mutual written agreement between the parties and under the same terms and conditions stated herein.